Exhibit 99.1

Contact:	Todd Flowers
Investor Relations
(502) 596-6569

KINDRED PROVIDES UPDATE ON ADDITIONAL TRANSACTION CLOSINGS FOR ITS

SKILLED NURSING FACILITY BUSINESS DIVESTITURE

Sale Proceeds from the Recent Transaction Closings Approximated $31 Million

Recent Transaction Closings Covered 12 Skilled Nursing Facilities and One Assisted Living Facility Held for Sale

Company has Completed Sale or Operational Transfer for 90 of 96 Facilities Held for Sale

LOUISVILLE, Ky. (December 1, 2017) – Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today announced that it has completed additional transaction closings (the “Closings”) related to its previously announced agreement with BM Eagle Holdings, LLC, a joint venture led by affiliates of BlueMountain Capital Management, LLC (“BlueMountain”), to sell the Company’s skilled nursing facility business.

Since October 1, 2017, the Closings included 12 skilled nursing facilities and one assisted living facility. Sale proceeds from the Closings aggregated approximately $31 million. To date, the Company has completed the sale of 80 skilled nursing facilities and five assisted living facilities for aggregate proceeds of approximately $658 million.

Kindred also announced that it has reached an agreement with BlueMountain and the relevant landlord to close five leased facilities in Massachusetts. None of the original purchase price with BlueMountain was allocated to these five facilities. The Company has transferred the day-to-day operations of these facilities to a third party and expects the closing of these facilities will be completed in the second quarter of 2018. In addition to these five facilities, the Company continues to make progress on the sale of its remaining five skilled nursing facilities and one assisted living facility.

Certain of these remaining six facilities are likely to be sold outside of the definitive agreement with BlueMountain, because in some cases other parties have exercised rights of first refusal or similar rights to purchase. Kindred expects approximately $27 million of additional net proceeds from the sales of the remaining facilities. The completion of the remainder of the sales are subject to final documentation and customary conditions to closing, including the receipt of all licensure, regulatory and other approvals. Kindred expects that the remainder of the closings will occur as regulatory and other approvals are received over the remainder of 2017 and through the first half of 2018. In addition, the Company has for sale a parcel of real property and various certificates of need related to its skilled nursing facility business that it estimates will generate additional proceeds ranging from $7 million to $10 million.

Benjamin A. Breier, President and Chief Executive Officer of Kindred, commented, “We have substantially completed the divestiture of our skilled nursing facility business and continue to make steady progress on the sale of a few remaining facilities. We continue to believe that the sale of our skilled nursing facility business will significantly enhance shareholder value, enable us to sharpen our focus on higher margin and faster growing businesses, and further advance our efforts to transform Kindred.”

Mr. Breier continued, “On behalf of the Kindred Board of Directors and management team, I thank all of our caregivers for their hard work to facilitate another smooth transfer process. We appreciate and respect their dedication to our patients, residents and their families.”

As previously disclosed, the sale of the Company’s skilled nursing facility portfolio to BlueMountain included 89 nursing centers and seven assisted living facilities in 18 states. Thirty-six of these skilled nursing facilities (the “Ventas Properties”) were or continue to be leased from Ventas, Inc. (“Ventas”) (NYSE:VTR), and Kindred has an option to acquire the real estate of the Ventas Properties for an aggregate consideration of $700 million. As Kindred

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680 South Fourth Street     Louisville, Kentucky 40202

502.596.7300     www.kindredhealthcare.com

Kindred Provides Update on Additional Transaction Closings for Its Skilled Nursing Facility Business Divestiture

December 1, 2017

closes on the sale of the Ventas Properties, Kindred will pay to Ventas the allocable portion of the $700 million purchase price for the Ventas Properties and the real estate for the applicable Ventas Property will be conveyed to BlueMountain or another designee. In connection with the Closings described above, Kindred paid approximately $77 million to Ventas for five Ventas Properties that were included in the Closings. To date, the Company has paid in aggregate approximately $647 million to Ventas for the Ventas Properties involved in all of the completed closings.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, all statements regarding the Company’s ability to exit the skilled nursing facility business and the expected timing of such exit, including the receipt of all required regulatory approvals and the satisfaction of the closing conditions for the transaction, as well as the Company’s ability to realize the anticipated benefits, sale proceeds, cost savings and strategic gains from the transaction, all statements regarding the Company’s expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, government investigations, regulatory matters, and statements containing words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “hope,” “may,” “potential,” “upside,” and other similar expressions. Statements in this press release concerning the Company’s business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth, and expected outcome of government investigations and other regulatory matters, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties, and other factors detailed from time to time in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission.

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-105 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of approximately $6.1 billion(1). At September 30, 2017, Kindred’s continuing operations, through its subsidiaries, had approximately 86,400 employees providing healthcare services in 2,475 locations in 45 states, including 77 long-term acute care hospitals, 19 inpatient rehabilitation hospitals, 16 sub-acute units, 609 Kindred at Home home health, hospice and non-medical home care sites of service, 101 inpatient rehabilitation units (hospital-based) and contract rehabilitation service businesses which served 1,653 non-affiliated sites of service. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for eight years, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com. You can also follow us on Twitter and Facebook.

(1)	Revenues from continuing operations for the last twelve months ended September 30, 2017.

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